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As filed with the Securities and Exchange Commission on November 20, 1997.

                                             	Registration No. 333 - 17235

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                   SECURITIES AND EXCHANGE COMMISSION
     	                    Washington, D.C. 20549

                                	FORM S-8

                         	REGISTRATION STATEMENT
	                                 UNDER
 	                      THE SECURITIES ACT OF 1933


                         	TREGA BIOSCIENCES, INC.
                          -----------------------
         	(Exact name of registrant as specified in its charter)


             	Delaware	                           51-0336233
 -------------------------------	  ------------------------------
   	(State or other jurisdiction of	          (I.R.S. Employer
	    incorporation or organization)	          Identification No.)

     	3550 General Atomics Court
   	    San Diego, California                        92121
    	-------------------------------	  ------------------------------
	       (Address of Principal	                     (Zip Code)
	         Executive Offices)

           	1996 STOCK INCENTIVE PLAN OF TREGA BIOSCIENCES, INC.
	      ------------------------------------------------------------
                         	(Full title of the plan)

                                           		Copy to:
      ROBERT S. WHITEHEAD	                  T. MICHAEL HIRD
   	Trega Biosciences, Inc.            Pillsbury Madison & Sutro
  3550 General Atomics Court	         101 W. Broadway, Suite 1800
  San Diego, California 92121    	    San Diego, California 92101
       (619) 455-2544	                      (619) 544-3176
  -------------------------------	    ---------------------------
  	(Name, address and telephone
   number, including area code,
     of agent for service)

                     	CALCULATION OF REGISTRATION FEE
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Title of 	      Amount	     Proposed Maximum Proposed            Amount of
Securities To	  To Be	      Offering Price   Maximum Aggregate   Registration
Be Registered   Registered	 per Share(1)	    Offering Price(1)   Fee
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
Common Stock,   1,100,000   $3.4375	         $3,781,250.00	      $1,146.00
par value $.001   shares
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

(1)	Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee is based upon the average of the high and low prices of the Common stock as quoted on the Nasdaq National Market on November 19, 1997.
	-------------------

	This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
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                  	INFORMATION REQUIRED PURSUANT TO
                  	GENERAL INSTRUCTION E TO FORM S-8


GENERAL INSTRUCTION E INFORMATION

	This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration
Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

	Registrant's Form S-8 Registration Statement (the
"1996 Registration Statement") filed with the Securities and Exchange Commission on March 29, 1996, File No. 333-
2910, is hereby incorporated by reference (except for the Section which incorporates certain documents by reference, which Section, for purposes of this Registration Statement, is set forth below under "Incorporation of Documents by Reference").

	In addition to the increase in the number of securities described above, the title of the employee benefit plan and the name of the registrant have changed.
The title of the employee benefit plan in the 1996
Registration Statement was the "1996 Stock Incentive Plan of Houghten Pharmaceuticals Inc." and the name of the Registrant was "Houghten Pharmaceuticals Inc." The title of the employee benefit plan is now the "1996 Stock
Incentive Plan of Trega Biosciences, Inc." and the name of the Registrant is now "Trega Biosciences, Inc."

Incorporation of Documents by Reference

	The following documents filed by Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this Registration Statement:

	(1)	Registrant's Annual Report on Form 10-K (File No.
000-27972) for the fiscal year ended December 31, 1996, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1996 together with the report thereon of Ernst & Young LLP, independent public accountants.

	(2)	Registrant's Quarterly Reports on Form 10-Q for
the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and Registrant's Current
Reports on Form 8-K dated February 28, 1997 and
May 1, 1997.

	(3)	The description of Registrant's Common Stock
contained in Registrant's Registration Statement
on Form 8-A filed on March 13, 1996.
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	In addition, all documents subsequently filed by
Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a
part hereof from the date of filing of such documents.
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                  	SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registra-tion Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 17, 1997.

        					TREGA BIOSCIENCES, INC.



         					By    /s/ Robert S. Whitehead
                    -----------------------
					               Robert S. Whitehead
                    President and Chief Executive
                    Officer	(Principal Executive Officer)

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	                        Title	                   Date
------------------------------------------------------------------------
 /s/ Robert S. Whitehead     President and Chief      November 17, 1997
------------------------     Executive Officer
    	Robert S. Whitehead     (Principal Executive
                             Officer) and Director

 /s/ Fariba F. Ghodsian      Strategic and Financial  November 17, 1997
------------------------     Advisor and Acting Chief
    	Fariba F. Ghodsian      Financial Officer
                             (Principal Financial and
                             Accounting Officer


 /s/ Lawrence D. Muschek     President of Research    November 17, 1997
------------------------     and Development and
    	Lawrence D. Muschek     Director


*/s/ James C. Blair	         Chairman of the Board    November 17, 1997
------------------------     of Directors
    	James C. Blair

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
Name                         Title                    Date
-----------------------------------------------------------------------
*/s/ Cam L. Garner	          Director                 November 17, 1997
------------------------
    	Cam L. Garner


*/s/ Harry D. Lambert	       Director                 November 17, 1997
------------------------
     Harry D. Lambert

                             Director
------------------------
	    Jeremy M. Levin


*/s/Harvey S. Sadow	         Director                 November 17, 1997
------------------------
   	Harvey S. Sadow


*/s/Ronald R. Tuttle         Director                 November 17, 1997
------------------------
	   Ronald R. Tuttle

                             Director
------------------------
   	Anders Wiklund

* By /s/Robert S. Whitehead
     ----------------------
     Attorney-in-fact

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                             	INDEX TO EXHIBITS

Exhibit   		                                            Sequentially
Number        Exhibit                                  Numbered Page
------        ---------------------                    -------------
5.1		         Opinion regarding legality of	           7
		            securities to be offered.

10.1		        1996 Stock Incentive Plan of 	           *
            		Trega Biosciences, Inc.

23.1		        Consent of Ernst & Young LLP,            8
		            Independent Auditors.

23.2		        Consent of Pillsbury Madison &	          --
		            Sutro (included in Exhibit 5.1).

24.1		        Power of Attorney.	                      9

----------------

*	Exhibit 10.1 is incorporated by reference to Appendix
A to Registrant's Proxy Statement filed with the SEC on April 28, 1997 pursuant to Section 14(a) of the Securities Exchange Act of 1934 (SEC file no. 000-27972).
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